Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-142138, 333-60781, 333-96097, and 333-82682) of UniFirst Corporation of our reports dated November 6, 2007 with respect to the consolidated financial statements and schedule of UniFirst Corporation and the effectiveness of internal control over financial reporting of UniFirst Corporation, included in the Annual Report (Form 10-K) for the year ended August 25, 2007.

/s/ Ernst & Young LLP Boston, Massachusetts November 6, 2007